                           ONYX ACCEPTANCE CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                                  Exhibit 11.1

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
                                                Three Months Ended
                                                     June 30,
                                          ------------------------------
                                             1996               1995
                                          -----------        -----------
PRIMARY:
Net Income (loss)                         $ 2,115,708        $  (286,829)
                                          ===========        ===========
Shares as adjusted:
Weighted average common shares
  outstanding                               5,789,216          2,241,541
Assumed conversion of Series A and
  B convertible preferred stock                                  755,179
  Assumed conversion of common
  stock warrants                              233,280            264,643
Incremental shares from outstanding
  stock options as determined under
  the treasury stock method                   352,955            303,596
                                          -----------        -----------
Shares as adjusted                          6,375,451          3,564,959
                                          ===========        ===========
Net income (loss) per share               $       .33        $      (.08)
                                          ===========        ===========
FULLY DILUTED: Net Income (loss)
                                          $ 2,115,708        $  (286,829)
                                          ===========        ===========
Shares as adjusted:
Weighted average common shares
  outstanding                               5,789,216          2,241,541
Assumed conversion of Series A and
  B convertible preferred stock                                  755,179
Assumed conversion of common
  stock warrants                              233,280            264,643
Incremental shares from outstanding
  stock options as determined under
  the treasury stock method                   352,955            303,596
                                          -----------        -----------
Shares as adjusted                          6,375,451          3,564,959
                                          ===========        ===========
Net income (loss) per share               $       .33        $      (0.8)
                                          ===========        ===========
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